                                                                    Exhibit 10.7

THIS NOTE AND THE COMMON SHARES  ISSUABLE UPON  CONVERSION OF THIS NOTE HAVE NOT
BEEN  REGISTERED  UNDER THE  SECURITIES  ACT OF 1933,  AS AMENDED,  OR ANY STATE
SECURITIES  LAWS.  THIS NOTE AND THE COMMON SHARES  ISSUABLE UPON  CONVERSION OF
THIS NOTE MAY NOT BE SOLD,  OFFERED  FOR SALE,  PLEDGED OR  HYPOTHECATED  IN THE
ABSENCE OF AN  EFFECTIVE  REGISTRATION  STATEMENT AS TO THIS NOTE UNDER SAID ACT
AND ANY APPLICABLE  STATE  SECURITIES  LAWS OR AN OPINION OF COUNSEL  REASONABLY
SATISFACTORY TO TIDEL TECHNOLOGIES, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

                           CONVERTIBLE PROMISSORY NOTE

$1,250,000.00                                                 New York, New York
                                                               November 26, 2004

     This  Convertible  Promissory  Note (this "Note") is executed and delivered under and pursuant to the terms of that certain  Purchase Order Finance Loan and
Security  Agreement  dated  as  of  the  date  hereof  (as  amended,   modified,
supplemented or restated from time to time, the "Purchase  Order  Agreement") by and among Tidel Engineering,  L.P., a Delaware limited partnership ("Borrower"), the Credit  Parties named and as defined  therein and Laurus  Master Fund,  Ltd.
("Purchaser").  Capitalized  terms not otherwise  defined  herein shall have the meanings ascribed thereto in the Purchase Order Agreement.

     FOR VALUE RECEIVED, Borrower promises to pay to the order of Purchaser:

          (i) the  principal  sum of ONE MILLION TWO HUNDRED AND FIFTY  THOUSAND
     DOLLARS  ($1,250,000),  or  if  different  from  such  amount,  the  unpaid principal  balance  of  Advances  as may be due and owing from time to time under the Purchase Order  Agreement (the  "Principal  Amount"),  payable in accordance with the provisions of the Purchase Order Agreement,  subject to acceleration  upon the occurrence of an Event of Default under the Purchase
     Order  Agreement,  or earlier  termination of the Purchase Order  Agreement pursuant to the terms thereof; and

          (ii)  interest on the  principal  amount of this Note and fees due and owing to Purchaser under the terms of the Purchase Order Agreement, payable in each  case in  accordance  with the  provisions  of the  Purchase  Order
     Agreement. Upon and after the occurrence of an Event of Default, and during the  continuation  thereof,  interest  shall be payable  at the  applicable default rate set forth in Section 2.4(a) of the Purchase  Order  Agreement.
     In no event, however,  shall interest hereunder exceed the maximum interest rate permitted by law.

     This Note is secured,  INTER  ALIA,  by the liens  granted  pursuant to the
Purchase Order Agreement and the Loan Documents,  is entitled to the benefits of the Purchase Order  Agreement and the Loan  Documents,  and is subject to all of the agreements, terms and conditions therein contained.

     While any amounts are owed under this Note, including accrued interest, the
Purchaser shall have the right,  but not the  obligation,  to convert all or any portion  of the  then  aggregate  outstanding  principal  amount  of this  Note, together with all accrued but unpaid interest and fees due thereon,  into shares of common stock, par value $.01 (the "COMMON STOCK") of Tidel Technologies, Inc.
("Tidel")  subject  to the  terms  and  conditions  set  forth  in this  Note (a
"CONVERSION"). The Purchaser may exercise such right by delivery to the Borrower of a written, executed and completed notice of conversion in the form of EXHIBIT
A hereto (a  "NOTICE OF  CONVERSION")  not less than three (3) days prior to the date upon which such conversion  shall occur.  For purposes  hereof,  the "FIXED
CONVERSION  PRICE" means $3.00,  subject to adjustment  in  accordance  with the terms of this Note.

     Notwithstanding  anything  contained herein to the contrary,  the Purchaser shall not be  entitled  to convert  pursuant to the terms of this Note an amount that would be  convertible  into that number of Conversion  Shares (as hereafter defined)  which  would  exceed the  difference  between  the number of shares of
Common Stock  beneficially  owned by the  Purchaser or issuable upon exercise of warrants  held by the Purchaser  and 4.99% of the  outstanding  shares of Common
Stock  of  Tidel.  For  the  purposes  of the  immediately  preceding  sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the
Securities Exchange Act of 1934, as amended and Regulation 13d-3 thereunder. The
Purchaser may void the Conversion Share  limitation  described in this paragraph upon 75 days prior notice to the Borrower or without any notice requirement upon an Event of Default under the Purchase Order Agreement.

     In the event that the  Purchaser  elects to convert  this Note into  Common
Stock,  the Purchaser  shall give notice of such election by delivering a Notice of  Conversion  to the Borrower and such Notice of  Conversion  shall  provide a breakdown in reasonable  detail of the Principal  Amount,  accrued  interest and fees being  converted.  On each Conversion Date (as hereinafter  defined) and in accordance  with  its  Notice  of  Conversion,  the  Purchaser  shall  make  the appropriate  reduction to the  Principal  Amount,  accrued  interest and fees as entered in its records and shall provide  written notice thereof to the Borrower within two (2) business  days after the  Conversion  Date.  Each date on which a
Notice of  Conversion  is delivered or  telecopied  to the Borrower and Tidel in accordance  with the  provisions  hereof shall be deemed a Conversion  Date (the
"CONVERSION DATE").

     Pursuant  to the terms of the Notice of  Conversion,  Tidel shall cause the transfer agent to transmit the certificates  representing the Conversion  Shares to the Purchaser by crediting the account of the Purchaser's  designated  broker with the Depository  Trust  Corporation  ("DTC") through its Deposit  Withdrawal
Agent Commission ("DWAC") system within three (3) business days after receipt by the Borrower and Tidel of the Notice of Conversion (the "DELIVERY DATE"). To the
extent  Tidel  is  not  eligible  to use  the  DWAC  system,  Tidel  shall  give instructions to Tidel's transfer agent to deliver the certificates  representing the Conversion Shares to the Purchaser promptly,  and in no event later than the
Delivery  Date. In the case of the exercise of the  Conversion  rights set forth herein the Conversion  privilege  shall be deemed to have been exercised and the
Conversion  Shares  issuable upon such  Conversion  shall be deemed to have been
Purchaser  shall be treated for all purposes as the record holder of such Common
Stock, unless the Purchaser provides Tidel written instructions to the contrary.

     CONVERSION MECHANICS.

     (a)  Except as otherwise  provided  herein,  the number of shares of Common
Stock to be issued upon each  Conversion of this Note shall be such whole number of shares of Common  Stock as is equal to the  quotient  of that  portion of the principal  and interest and fees to be converted,  if any,  divided by the Fixed
Conversion  Price,  subject to adjustment as provided herein (such Common Stock, the "CONVERSION SHARES").

     (b)  FRACTIONAL  SHARES. No fractional shares of Conversion Shares shall be issued upon any  Conversion  of this Note.  In lieu of any  fractional  share to which Purchaser  would  otherwise be entitled,  the Borrower shall pay Purchaser cash equal to the product of such  fraction  multiplied by the fair market value as of the date of Conversion of a share of Conversion  Shares,  as determined in good faith by the Board of Directors of the Borrower (the "BOARD").

     (c)  ADJUSTMENT.  The Fixed  Conversion Price and number and kind of shares or other  securities to be issued upon  conversion is subject to adjustment from time to time upon the occurrence of certain events, as follows:

          (i)   RECLASSIFICATION,   ETC.  If  Tidel  at  any  time   shall,   by
reclassification  or  otherwise,  change  the  Common  Stock  into the same or a different  number of  securities  of any class or classes,  this Note, as to the unpaid Principal Amount and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of  securities  as would have been  issuable  as the result of such  change with respect to the Common Stock immediately prior to such  reclassification or other change.

          (ii) STOCK SPLITS, COMBINATIONS AND DIVIDENDS. If the shares of Common
Stock  outstanding  at any time after the date hereof are subdivided or combined into a greater or smaller  number of shares of Common Stock (other than a change in par value, from par value to no par value or from no par value to par value), or if a dividend  is paid on the  Common  Stock in shares of Common  Stock,  the
Fixed Conversion Price shall be  proportionately  reduced in case of subdivision of  shares  or  stock  dividend  or  proportionately  increased  in the  case of combination of shares,  in each such case by the ratio which the total number of shares of Common  Stock  outstanding  immediately  after such event bears to the total number of shares of Common  Stock  outstanding  immediately  prior to such event.

     In  the  event,  at  any  time  after  the  date  hereof,  of  any  capital reorganization,  or any  reclassification  of the capital  stock of Tidel (other than a change  in par  value or from  par  value to no par  value or from no par value to par value or as a result of a stock dividend or  subdivision,  split-up or combination of shares),  or the consolidation or merger of Tidel with or into another  person  (other  than a  consolidation  or merger in which  Tidel is the continuing  corporation  and which does not result in any change in the  powers, designations,  preferences  and rights (or the  qualifications,  limitations  or restrictions,  if any) of the  capital  stock of Tidel as  amended  from time to time) (any such transaction,  an "EXTRAORDINARY  TRANSACTION"),  then all of the amounts  owed under this Note  shall be  exercisable  for the kind and number of shares of stock or other  securities or property of Tidel, or of the corporation resulting from or surviving such Extraordinary Transaction, that a holder of the number of shares of  Conversion  Shares  deliverable  (immediately  prior to the effectiveness of the  Extraordinary  Transaction) upon conversion of the amounts owed under this Note would have been entitled to receive upon such Extraordinary
Transaction.

     If an Event of Default under the Purchase Order Agreement shall occur, then this Note at the option of Purchaser shall  immediately  become due and payable, without notice, together with attorneys' fees if the collection hereof is placed in the hands of an attorney to obtain or enforce payment hereof.

     This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

     Borrower  expressly  waives any  presentment,  demand,  protest,  notice of protest,  or notice of any kind except as  expressly  provided  in the  Purchase
Order Agreement.

                                       TIDEL ENGINEERING, L.P.

                                       By: /s/ Mark K. Levenick
                                           ------------------------
                                           Name:  Mark K. Levenick
                                           Title: President

AGREED TO AND ACKNOWLEDGED:

TIDEL TECHNOLOGIES, INC.

By: /s/ Mark K. Levenick
    ------------------------
    Name:  Mark K. Levenick
    Title: President

STATE OF NEW YORK       )

                        :  ss.:

COUNTY OF NEW YORK      )

     On  the  ____  day  of  ___________,   2004,   before  me  personally  came
____________,  to me known,  who being by me duly sworn, did depose and say that
s/he is the  ____________  of Tidel  Engineering,  L.P. the limited  partnership described in and which  executed  the  foregoing  instrument;  and that s/he was authorized  to sign  her/his  name thereto by order of the board of directors of said limited partnership.

                                     ------------------------------
                                     Notary Public